SCHEDULE 14A
                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement               (as permitted by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Harleysville Savings Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing party:

          ----------------------------------------------------------------------

     (4)  Date filed:

          ----------------------------------------------------------------------

             [Harleysville Savings Financial Corporation Letterhead]



                                                               December 16, 2005


Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Harleysville Savings Financial Corporation, the holding company for Harleysville Savings Bank. The meeting will be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 25, 2006 at 9:30 a.m., local time. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.

      It is very important that your shares be voted at the annual meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

      Your continued support of and interest in Harleysville Savings Financial Corporation is sincerely appreciated.

                                                     Sincerely,

                                                     /s/ Edward J. Molnar

                                                     Edward J. Molnar
                                                     Chairman and Chief
                                                     Executive Officer

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
                                 271 Main Street
                        Harleysville, Pennsylvania 19438
                                 (215) 256-8828

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 25, 2006

                              --------------------


      NOTICE  IS  HEREBY  GIVEN  that the  Annual  Meeting  of  Stockholders  of
Harleysville Savings Financial Corporation (the "Company") will be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 25, 2006 at 9:30 a. m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

      (1) To elect three (3) directors for a three-year term and in each case until their successors are elected and qualified;

      (2)   To  consider  and  approve  the   Harleysville   Savings   Financial
            Corporation 2005 Stock Option Plan;

      (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending September 30, 2006; and

      (4) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

      The board of directors has fixed December 2, 2005 as the voting record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any such adjournment.

                                           By Order of the Board of Directors

                                           /s/ Marian Bickerstaff

                                           Marian Bickerstaff
                                           Senior Vice President and Secretary

Harleysville, Pennsylvania
December 16, 2005

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 25, 2006

General

      This Proxy Statement is furnished to holders of common stock, $.01 par value per share, of Harleysville Savings Financial Corporation (the "Company"), the bank holding company for Harleysville Savings Bank (the "Bank"). Proxies are being solicited on behalf of the board of directors of the Company to be used at the annual meeting of stockholders to be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 25, 2006 at 9:30 a.m., local time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This proxy statement is first being mailed to stockholders on or about December 16, 2005.

Voting Rights

      Only stockholders of record at the close of business on December 2, 2005 will be entitled to notice of and to vote at the annual meeting. At such date, there were 3,897,881 shares of common stock issued and outstanding and the Company had no other class of equity securities outstanding.

      Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting. The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of a majority of the total votes cast at the annual meeting is required for approval of the proposals to approve the Company's 2005 Stock Option Plan ("Option Plan") and to ratify the appointment of the Company's independent registered public accounting firm.

      Under rules applicable to broker-dealers, the election of directors and the proposal to ratify the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. The proposal to approve the Option Plan is a "non-discretionary" item for which brokerage firms may not vote without instructions from clients and, thus, there may be broker "non-votes" at the meeting. Abstentions and broker "non-votes" will be counted for purposes of determining the presence of a quorum at the annual meeting. However, because of the required votes, abstentions and broker "non-votes" will have no effect on the voting for the election of directors or the proposals to approve the Option Plan and to ratify the appointment of the Company's independent registered public accounting firm.

Proxies

      The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein;
(ii) FOR approval of the Option Plan; (iii) FOR ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending September 30, 2006; and (iv) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the secretary of the Company written notice thereof (Marian Bickerstaff, Senior Vice President and Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the annual meeting and giving the secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting.

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

      The articles of incorporation of the Company provide that the board of directors of the Company shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually and stockholders are not permitted to cumulate their votes for the election of directors. No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

      Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the board of directors. At this time, the board of directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

      The following tables present information concerning the nominees for director and each director whose term continues, including his or her tenure as a director of the Company.


                Nominees for Director for a Three-Year Term Expiring in 2009

                                         Principal Occupation During             Director
       Name             Age                  the Past Five Years                 Since(1)
--------------------  -------  ------------------------------------------------  --------

David J. Friesen         62     Mr.  Friesen is a certified  public  accountant    1987
                                and  Director  of   Development  at  Penn  View
                                Christian    School   located   in   Souderton,
                                Pennsylvania.

George W. Meschter       53     Mr.  Meschter  is  the  President  of  Meschter    1981
                                Insurance   Group,   an   insurance
                                agency  located  in   Collegeville,
                                Pennsylvania.

James L. Rittenhouse     44     Mr.   Rittenhouse   is   a   certified   public    2005
                                accountant   and  a  shareholder  in  the  firm
                                Detweiler,  Hershey & Associates, P.C., located
                                in Souderton, Pennsylvania


            The Board of Directors Recommends a Vote FOR Election of
                           the Nominees for Director.


                   Members of the Board of Directors Continuing in Office

                          Directors With Terms Expiring in 2007

                                         Principal Occupation During             Director
       Name             Age                  the Past Five Years                 Since(1)
--------------------  -------  ------------------------------------------------  --------

Sanford L. Alderfer     53      Mr.   Alderfer  is   President   of  Alderfer      2001
                                Auction   Company,   located   in   Hatfield,
                                Pennsylvania.

Mark R. Cummins         49      Mr.  Cummins  is  Executive  Vice  President,
                                Chief  Investment  Officer and  Treasurer  of      1995
                                Harleysville  Insurance  Companies located in
                                Harleysville, Pennsylvania.

Ronald B. Geib          51      Mr.  Geib has  served  as the  President  and      2001
                                Chief  Operating  Officer of the  Company and
                                the  Bank  since   November  2002.  Mr.  Geib
                                previously served as the Company's  Executive
                                Vice  President and Chief  Operating  Officer
                                from 1999 to November  2002 and as the Bank's
                                Executive Vice President and Chief  Operating
                                Officer  from   September  1999  to  November
                                2002.  Mr. Geib  served as the Bank's  Senior
                                Vice   President,    Treasurer,   and   Chief
                                Financial  Officer  from  1980 to  1999.  Mr.
                                Geib joined the Bank in 1976.

                           Directors With Terms Expiring in 2008

                                         Principal Occupation During             Director
       Name             Age                  the Past Five Years                 Since(1)
--------------------  -------  ------------------------------------------------  --------

Philip A. Clemens        56    Mr.  Clemens is Chairman and Chief  Executive       1987
                               Officer of the Clemens Family Corporation,  a
                               meat processing  company located in Hatfield,
                               Pennsylvania.

Edward J. Molnar         65    Mr.   Molnar  has  served  as  the  Company's       1968
                               Chairman and Chief  Executive  Officer  since
                               February  2000 and  President  from  February
                               2000  until  November  2002.  Mr.  Molnar has
                               also  served as the  Bank's  Chief  Executive
                               Officer  since 1967 and the Bank's  President
                               from  1976  to  November   2002.  Mr.  Molnar
                               joined the Bank in 1967.

Charlotte A. Hunsberger  37    Ms.  Hunsberger  is a partner in the law firm       2005
                               of  Bricker,   Landis  &   Hunsberger,   LLP,
                               located in Souderton, Pennsylvania.

---------------
      (1) Includes service as a director of the Bank.

Stockholder Nominations

      Article III, Section 3.12 of the Company's bylaws governs nominations for election to the board and requires all such nominations, other than those made by the board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

      Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any nominations from stockholders for the annual meeting.

The Board of Directors and Its Committees

      Regular meetings of the board of directors of the Company and the Bank are typically held on a monthly basis and special meetings of the board of directors are held from time-to-time as needed. There were 13 meetings of the board of directors of the Company held during fiscal 2005. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of committees of the board on which the director served during the year.

      The board of directors of the Company has established various committees, including Audit, Human Resources and Corporate Governance and Nominating Committees.

      The Human Resources Committee, which met four times during fiscal 2005, reviews the Company's compensation programs and recommends salary and benefits for the Company's employees. The members of the committee are currently Messrs. Alderfer, Clemens and Meschter.

      The Corporate Governance and Nominating Committee, which met three times during fiscal 2005 with respect to nominations for directors for the annual meeting, advises the board of directors with respect to nominations of directors and recommends candidates to the board of directors as nominees for election, reviews existing corporate governance documents and establishes corporate governance principles for the Company, reviews nominations for director submitted by stockholders pursuant to the Company's bylaws and identifies and recommends to the board the selection of qualified individuals to serve as officers of the Company. The members of the Corporate Governance and Nominating Committee are Messrs. Friesen, Meschter and Rittenhouse. Each of these persons is independent within the meaning of the rules of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee operates pursuant to a written charter.

      The Nominating and Corporate Governance Committee considers candidates for director suggested by its members and other directors, as well as management and stockholders. The Corporate Governance and Nominating Committee also may solicit prospective nominees identified by it. A stockholder who desires to recommend a prospective nominee for the board should submit in writing the name and qualifications, including place of principal residence and place of employment, of such persons to the Corporate Governance and Nominating Committee no later than July 31st of any year. Submissions shall be made sent to the Corporate Governance and Nominating Committee, Harleysville Savings Financial Corporation, Corporate Secretary, 271 Main Street, Harleysville, Pennsylvania 19438.

The Corporate Governance and Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of the Company's articles of incorporation relating to stockholder nominations, which is described above under "-Stockholder Nominations." The Corporate Governance and Nominating Committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

      The charter of the Corporate Governance and Nominating Committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a "financial expert," as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the board of directors.

The charter of the Corporate Governance and Nominating Committee also provides that a director should have:

      o a solid understanding of general management best practices and their application;

      o     a history of making good business decisions;

      o the ability to read a balance sheet, income statement, cash flow statement and understand the use of financial ratios and other indicators for evaluating Company performance;

      o the ability and the time to perform during periods of both short-term and prolonged crises;

      o an understanding of what it takes to attract, motivate and energize a high-performance leadership team;

      o an understanding of the importance of the strategic planning process in creating a competitive advantage through strategy;

      o a good reputation for high ethical standards and integrity in their personal and professional dealings;

      o mature confidence and value board and team performance over individual performance; respects others, is open to the opinions of others, has good listening skills, is confident enough to ask tough questions, and can communicate persuasively;

      o a history of high performance standards as reflected in the person's history of achievements;

      o high intelligence, exhibit wisdom and will be expected to exercise prudence and care in carrying out the responsibilities of the position; and

      o     no existing or potential conflict of interest situation.

In addition, a director must be:

      o a citizen of the United States of America and shall have his or her primary residence and place of employment within the Bank's market area;

      o a person who has a reputation for being trusted with confidential information; and

      o a person who will faithfully attend board meetings, committee meetings and the annual meeting of the shareholders and takes the time to prepare for meaningful discussion.

      Once the Corporate Governance and Nominating Committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

      The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company's independent registered public accounting firm the systems of internal control, monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles, and performs such other duties deemed appropriate by the board of directors. The Audit Committee met six times in fiscal 2005. Messrs. Cummins and Friesen and Ms. Hunsberger served on the Audit Committee in fiscal 2005. The members the Audit Committee are independent as defined in the listing standards of the Nasdaq Stock Market.

      The board of directors has determined that Messrs. Friesen and Cummins, members of the Audit Committee, meet the requirements recently adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

      The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the board of directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the board of directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for purposes of
Section 11 of the Securities Act of 1933.

Relationship with Independent Registered Public Accounting Firm

      The Audit Committee of the board of directors appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending September 30, 2006. The Audit Committee considered the compatibility of the non-audit services provided to the Company by Deloitte & Touche LLP in fiscal 2005 described below on the independence of Deloitte & Touche LLP from the Company in evaluating whether to appoint Deloitte & Touche LLP to perform the audit of the Company's consolidated financial statements for the year ending September 30, 2006.

      The following table sets forth the aggregate fees paid by us to Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company's consolidated financial statements for fiscal 2005 and 2004, as well as the fees paid by us to Deloitte & Touche LLP for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP to us during fiscal 2005 and 2004.

                                                 Fiscal Year Ended September 30,
                                                 -------------------------------
                                                      2005             2004
                                                 --------------   --------------
Audit fees (1) ................................     $165,000         $125,000
Audit-related fees ............................        2,400               --
Tax fees (2) ..................................           --           19,775
All other fees ................................           --               --
                                                    --------         --------

    Total .....................................     $167,400         $144,775
                                                    ========         ========

---------------
(1) Audit fees consist of fees incurred in connection with the audit of our annual financial statements, reporting on management's assertion regarding the effectiveness of internal controls in accordance with FDICIA when required, the review of the interim financial statements included in our quarterly reports filed with the SEC and the issuance of consents and assistance with, and review of, documents filed with the SEC.
(2) Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

      The Audit Committee selects the Company's independent registered public accounting firm and pre-approves all audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee's charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its policy, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit. The committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full committee at its next scheduled meeting.

      During the year ended September 30, 2005, each new engagement of Deloitte & Touche LLP was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC's rules for auditor independence.

Report of the Audit Committee

      The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees". The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission.

                                                   Mark R. Cummins
                                                   David J. Friesen
                                                   Charlotte A. Hunsberger

                    Executive Officers Who Are Not Directors

      The following table sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors or nominees.

                                      Position(s) with the Company and Principal Occupation
       Name             Age                      During the Past Five Years
------------------   ---------   ----------------------------------------------------------
Marian Bickerstaff      55       Mrs.  Bickerstaff  has served as the  Company's  Secretary since January 2001,  the Company's  Senior Vice  President since  February  2000,  the Bank's  Senior Vice  President since  September  1999  and as the  Bank's  Chief  Lending
                                 Officer since 1985.  Mrs.  Bickerstaff  was Vice President of the Bank from  1985 to 1999.  Mrs.  Bickerstaff  joined the Bank in 1975.

Brendan J. McGill       37       Mr.  McGill  has  served  as  the  Company's  Senior  Vice
                                 President,  Treasurer  and Chief  Financial  Officer since
                                 February  2000 and  joined the Bank in  September  1999 as
                                 Senior  Vice  President,   Chief  Financial   Officer  and
                                 Treasurer.  Prior thereto,  Mr. McGill was an auditor with the accounting firm of Deloitte & Touche,  specializing in financial institutions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the common stock. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended September 30, 2005, all Section
16(a) filing requirements applicable to its executive officers and directors were met.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the common stock as of the record date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in
Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock on the record date, (ii) each director and nominee for director of the Company, (iii) certain named executive officers of the Company, and (iv) all directors, nominees for director and executive officers of the Company as a group.

                                         Amount and Nature
     Name of Beneficial                    of Beneficial
     Owner or Number of                   Ownership as of          Percent of
      Persons in Group                 December 2, 2005(1)(2)     Common Stock
      ----------------                 ----------------------     ------------

Harleysville Savings Financial              348,623 (3)                8.9%
  Corporation Employee Stock
  Ownership Pension Plan
  271 Main Street
  Harleysville, Pennsylvania 19438

First Manhattan Company                     252,188 (4)                6.5
  437 Madison Avenue
  New York, New York 10022

Directors:
  Sanford L. Alderfer                        12,517 (5)(6)               *
  Philip A. Clemens                          41,133 (6)(7)             1.1
  Mark R. Cummins                           129,164 (8)                3.3
  David J. Friesen                           60,609 (9)                1.6
  Ronald B. Geib                            111,887 (10)               2.9
  Charlotte A. Hunsberger                     1,404                      *
  George W. Meschter                         54,438 (6)(11)            1.4
  Edward J. Molnar                          192,151 (12)               4.9
  James L. Rittenhouse                        1,410 (13)                 *

Named Executive Officers:
  Marian Bickerstaff                        129,579 (14)               3.3
  Brendan J. McGill                          32,282 (15)                 *

All directors and executive                 766,584 (16)              19.3
  officers as a group (11 persons)

----------------
*Less than 1% of the outstanding common stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the record date pursuant to the exercise of outstanding stock options. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(3) Includes 343,619 shares held in the Company's Employee Stock Ownership Pension Plan ("ESOP") for the account of employees who may direct the voting of such shares, and 5,004 shares which are unallocated to participants in the plan.

(4) Pursuant to filings under the Exchange Act, includes 245,521 shares which First Manhattan Company has sole voting and dispositive power and 6,666 shares which it has shared dispositive and voting power.

(5) Includes 2,658 shares held jointly with Mr. Alderfer's wife, and 7,776 shares held in the Sanford Alderfer Auction Company, Inc. Profit Sharing Plan, which Mr. Alderfer is a trustee. Also includes 2,083 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(6) Does not include the shares held in the ESOP as to which Messrs. Alderfer, Clemens and Meschter serve as trustees and disclaim beneficial ownership.

(7) Includes 8,414 shares held by Mr. Clemens' wife and 8,394 shares held by Mr. Clemens' daughters.

(8) Includes 3,333 shares held jointly with Mr. Cummins' wife and 123,748 shares owned by the Harleysville Insurance Companies of which Mr. Cummins is the Executive Vice President, Chief Investment Officer and Treasurer, and as such, Mr. Cummins has the power to direct the voting and disposition of these shares. Mr. Cummins disclaims beneficial ownership of these 123,748 shares. Also includes 2,083 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(9) Includes 25,615 shares held jointly with Mr. Friesen's wife, 6,940 shares held solely by Mr. Friesen's wife and 3,748 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(10) Includes 67,407 shares held by Mr. Geib under the ESOP, 1,783 shares held by Mr. Geib's children and 20,499 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(11) Includes 11,922 shares owned by Meschter Insurance Group of which Mr. Meschter is President, 7,640 shares held in a trust which Mr. Meschter is trustee, 1,382 shares held by Mr. Meschter's son and 2,915 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(12) Includes 105,143 shares held by Mr. Molnar under the ESOP, 79,675 held jointly with Mr. Molnar's wife and 7,333 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(13)  Includes 391 shares held by Mr. Rittenhouse's children.

(14) Includes 56,700 shares held by Mrs. Bickerstaff under the ESOP, 23,585 shares held jointly with Mrs. Bickerstaff's husband, 6,117 shares held by Mrs. Bickerstaff's husband and 15,833 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(15) Includes 1,032 shares held by Mr. McGill under the ESOP, 917 shares held by Mr. McGill's wife and 27,083 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(16) Includes 81,577 shares subject to outstanding stock options which are exercisable within 60 days of the record date and 230,282 shares held in the ESOP for the account of all executive officers and directors as a group.

                             MANAGEMENT COMPENSATION

Summary Compensation Table

      The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company and the Bank for services rendered in all capacities during the past three years to the Chief Executive Officer and the only other executive officers of the Company and its subsidiaries whose total compensation during the year ended September 30, 2005 exceeded $100,000.

                                                                      Long Term
                                            Annual Compensation      Compensation
                                           ---------------------   ----------------
          Name and                                                 Stock                All Other
    Principal Position            Year      Salary      Bonus(1)   Grants   Options  Compensation(2)
----------------------------      ----     --------     --------   ------   -------  ---------------
Edward J. Molnar                  2005     $230,450     $44,482     $ --     7,333       $31,029
  Chairman and Chief              2004      224,500      46,440       --     7,333        29,939
  Executive Officer               2003      210,454      44,409       --     7,333        28,803


Ronald B. Geib                    2005      167,500      32,331       --     5,333        26,975
  President and Chief             2004      160,395      33,179       --     5,333        24,520
  Operating Officer               2003      145,837      30,773       --     5,000        22,938


Marian Bickerstaff                2005      121,650      23,481       --     4,000        10,704
  Senior Vice President           2004      118,489      24,510       --     4,000         9,907
  and Corporate Secretary         2003      111,061      23,435       --     4,000         9,757


Brendan J. McGill                 2005      120,525      23,264       --     4,000        10,401
  Senior Vice President           2004      112,852      23,344       --     4,000         9,052
  and Chief Financial Officer     2003      101,542      21,427       --     3,667         8,712


---------------
(1)   Bonus is determined  pursuant to the Company's  Profit  Sharing  Incentive
      Plan.
(2)   In fiscal 2005, represents $12,300,  $9,600, $7,056 and $6,786 contributed by the Company pursuant to the ESOP to the accounts of Messrs. Molnar and Geib, Mrs. Bickerstaff and Mr. McGill, respectively, $6,379, $5,025, $3,648 and $3,615 contributed by the Company under the Harleysville Savings' 401(k) Plan pursuant to the company match of contributions to the accounts of Messrs. Molnar and Geib, Mrs. Bickerstaff and Mr. McGill, respectively, and the payment of $12,350 and $12,350 in directors' fees to Messrs. Molnar and Geib, respectively.

Director's Fees

      Directors of the Bank received a fee of $325 per month, plus $650 for each regular board meeting attended during fiscal 2005. Directors of the Bank, with the exception of Chief Executive Officer Molnar and President Geib, received $290 and the chairman of each committee received $580 for each committee meeting attended during fiscal 2005. In addition, the chairman of the Audit Committee received $870 and each member of the Audit Committee received $580 for each meeting attended in fiscal 2005.

Stock Options

      The following table sets forth certain information concerning individual grants of stock options pursuant to the Company's stock option plans to the named executive officers during the year ended September 30, 2005.

                                Individual Grants
--------------------------------------------------------------------------
                                                                             Potential Realizable
                                                                                  Value at
                                                                             Assumed Annual Rates
                                                                               of Stock Price
                                   % of Total                                   Appreciation
                                    Options                                  for Option Term(4)
                      Options     Granted to     Exercise                    --------------------
      Name           Granted(1)   Employees(2)   Price(3)  Expiration Date      5%          10%
-------------------  ----------   ------------   --------  ---------------   -------     --------
Edward J. Molnar       7,333         19.8%        $17.79   January 1, 2015   $82,056     $207,890

Ronald B. Geib         5,333         14.4          17.79   January 1, 2015    59,676      151,190

Marian Bickerstaff     4,000         10.8          17.79   January 1, 2015    44,760      113,400

Brendan J. McGill      4,000         10.8          17.79   January 1, 2015    44,760      113,400


---------------------

(1) The options vest and become exercisable in one year from the date of grant.
(2) Percentage of options to purchase common stock granted to all employees during fiscal 2005
(3) The exercise price was based on the market price of the common stock on the date of grant.
(4) Assumes compounded rates of return for the remaining life of the options and future stock prices of $28.98 and $46.14 at compounded rates of return of 5% and 10%, respectively.

      The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended September 30, 2005 and stock options held at September 30, 2005.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

                                                                                            Value of
                                                             Number of                     Unexercised
                                                            Unexercised                     Options at
                            Shares                      Options at Year End                 Year End(1)
                         Acquired on      Value     ----------------------------    ----------------------------
        Name               Exercise     Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------    -----------    --------    -----------    -------------    -----------    -------------
Edward J. Molnar            30,199      $281,516            0          7,333          $      0          $0
Ronald B. Geib               8,853       117,733       15,166          5,333            56,212           0
Marian Bickerstaff           5,872        71,611       11,833          4,000           111,302           0
Brendan J. McGill               --            --       28,083          4,000           135,393           0


---------------------
(1) Based on an assumed market price of $17.15 per share of common stock at September 30, 2005.

Equity Compensation Plan Information

      The following table sets forth certain information for all equity compensation plans and individual compensation arrangements (whether with employees or non-employees, such as directors), in effect as of September 30, 2005.

                                 Number of Shares to be
                                issued upon the Exercise   Weighted-Average      Number of Shares Remaining Available
                                 of Outstanding Options,   Exercise Price of    for Future Issuance (Excluding Shares
       Plan Category             Warrants and Rights(1)   Outstanding Options     Reflected in the First Column)(2)
-----------------------------    ----------------------   -------------------   -------------------------------------
Equity compensation plans
   approved by security holders         169,033                 $13.23                         54,859
Equity compensation plans not
   approved by security holders             --                      --                            --
                                        -------                 ------                        ------
     Total                              169,033                 $13.23                        54,859
                                        =======                 ======                        ======

-----------
(1) Does not take into account purchase rights accruing under the Company's 1995 Employee Stock Purchase Plan, which was approved by stockholders and provides for up to 87,281 shares to be issued. Under the Employee Stock Purchase Plan, each eligible employee may purchase shares of common stock at semi-annual intervals each year at a purchase price determined by the committee of the board of directors which administers the plan, which shall not be less than the lesser of (i) 85% of the fair market value of a share of common stock on the first business day of the applicable semi-annual offering period or (ii) 85% of the fair market value of a share of common stock on the last business day of such offering period. In no event may the amount of common stock purchased by a participant in the Employee Stock Purchase Plan in a calendar year exceed $25,000, measured as of the time an option under the plan is granted.
(2) Includes shares available for future issuance under the Employee Stock Purchase Plan. As of September 30, 2005, an aggregate of 53,583 shares of common stock were available for issuance under this plan.

Human Resource Committee

      The Human Resource Committee of the board of directors determines executive compensation. During fiscal 2005, the members of the committee were Messrs. Clemens, Alderfer and Meschter. No member of the committee is a current or former officer or employee of the Company or the Bank. The report of the committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below.

Report of the Human Resource Committee

      The Human Resource Committee reviews and approves the annual compensation of the Company's executive officers and other key management personnel. In addition, the Human Resource Committee establishes policies and guidelines for other benefit plans including the award of stock options.

      The members of the Human Resource Committee recognize that the Company must attract, retain and motivate the best people to achieve its business objectives. To do so, it must compensate its executives fairly and competitively in the market in which it competes. The competitive market for executives is primarily financial institutions of a similar asset size. The principal resource used for peer group comparisons is the 2005 Compensation Survey compiled by America's Community Bankers.

      The Human Resource Committee has established three primary components for determining overall executive compensation: base salary compensation, annual incentive compensation, and long-term incentive compensation. Components are measured by both individual performance evaluations and group performance.

Base Salary Compensation

      The Human Resources Committee establishes base salaries for executives of Harleysville Savings by determining that job levels are properly established for comparable job responsibilities. The principal resource used for establishing appropriate job levels within the Company's Salary Administration Program is the 2005 Compensation Survey compiled by America's Community Bankers, a national banking trade organization, which represents almost two thousand financial institutions throughout the United States. Subjective annual performance evaluations are used to determine the appropriate base salary level for each executive officer. An independent Human Resource Committee is responsible for the performance evaluation of the Chief Executive Officer.

      The base salary paid to the Chief Executive Officer in fiscal year 2005 was $230,450 compared to $224,500 in fiscal year 2004. Annual base salary for the other three executive officers of the Company are shown under the Summary Compensation Table. The increase in base salary is commensurate with the Company's compensation objectives and the salary structure of executive compensation is within the competitive range for the industry based upon comparison with financial institutions of similar size.

Annual Incentive Compensation

      The incentive portion of the executive compensation program is designed to align itself with the interests of the stockholders. Prior to the beginning of each fiscal year, the board of directors establishes formal objectives through a Salary Incentive Bonus Plan. The plan is designed to provide cash incentive payments to the Bank's officers and employees when the Bank exceeds certain performance criteria including return on equity goals and meeting certain risk management tests.

      The average bonus earned under the plan in fiscal 2005 by the four executive officers at year-end, including the Chief Executive Officer, was 19.30% of their base salaries. For the four executive officers, payments ranged from $23,264 to $44,482.

Long-Term Incentives

      The Company maintains an incentive plan under which executive officers and other employees may receive grants of stock options to purchase common stock of the Company. The Human Resources Committee believes that stock ownership is a significant incentive toward building stockholder value and aligning the interests of employees with shareholders. The exercise price of options granted is the market value of the common stock on the date of grant. The value of this component of compensation increases as the common stock of the Company appreciates in value. The specific grants for certain named executive officers are reflected in the stock options table under Management Compensation.


                                                      Philip A. Clemens
                                                      Sanford L. Alderfer
                                                      George W. Meschter

Performance Graph

      The following graph compares the yearly cumulative total return on the Company's common stock over the past five years with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Banks Index (all banks listed on the Nasdaq Stock Market). The cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

               Harleysville Savings Comparative Performance Graph

                                [GRAPH OMITTED]

Table of Cumulative Values

                                   2001      2002      2003      2004      2005
                                   ----      ----      ----      ----      ----
Harleysville Savings             $100.00   $145.28   $186.41   $205.22   $209.97
Nasdaq Market Index               100.00    105.18    176.31    187.30    213.75
Nasdaq Banks Index                100.00    240.39    299.48    353.54    388.62
Book Value Per Share                9.19     10.05     10.81     11.56     11.56
Market Value Per Share             10.14     12.07     15.83     17.25     17.15

Employment Agreements

      The Bank has entered into five-year employment agreements with Messrs. Edward J. Molnar and Ronald B. Geib and Mrs. Marian Bickerstaff. The agreements are extended automatically each year to continue for a five-year term. The agreements with Messrs. Molnar and Geib and Mrs. Bickerstaff provide for a current salary of $239,450, $167,500 and $121,650, respectively.

      The agreements are terminable by the Bank for "just cause" as defined, at any time or in certain events specified by federal regulations. The agreements also provide for severance payments and other benefits, respectively: (i) in the event of involuntary termination of employment in connection with any "change in control" of the Bank, as defined, or (ii) in connection with a voluntary termination of employment where, subsequent to an acquisition of control, officers are assigned duties inconsistent with their positions, duties, responsibilities and status immediately prior to such change in control.

      "Just cause" is defined as termination for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, willful violation of any law or regulation to be enforced by or the FDIC, or the Department of Banking of the Commonwealth of Pennsylvania ("Department"), willful violation of a final cease-and/or-desist order, willful or intentional breach or neglect by an employee of his duties, persistent negligence or misconduct in the performance of his duties or material breach of any provision of the Agreement, as determined by a court of competent jurisdiction or a federal or state regulatory agency having jurisdiction over the Bank. No act, or failure to act, on an employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank; provided that any act or omission to act on an employee's behalf in reliance upon an opinion of counsel to the Bank or counsel to the employee shall not be deemed to be willful. A "change in control" of the Bank is defined as a change in control of a nature that would be required to be reported under federal securities laws; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person," as defined, other than the Bank or any "person" who on the date in question is a director or officer of the Bank, is or becomes the "beneficial owner," as defined, directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank's then outstanding securities, or (B) during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the board of directors of the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

      In the event of a voluntary or involuntary termination pursuant to a change of control of the Bank, such severance payments would amount to the aggregate of the product of an employee's average base salary over the five-year taxable period preceding the taxable year in which the date of termination occurs (or such lesser amount of time if the employee has not been employed by the Bank for five years at the time of termination) multiplied by 2.99. Such severance payment would be made in a lump sum on or before the fifth day following the date of termination, provided, however, that if the lump sum severance payment either alone or together with the other payments which the employee has the right to receive would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such lump sum severance payment is required to be reduced to the largest amount as will result in no portion of the lump sum severance payment being an "excess parachute payment." If the employment of Edward J. Molnar, Ronald B. Geib and Marian Bickerstaff had been terminated on September 30, 2005 pursuant to a change in control of the Bank, as defined, Messrs. Molnar and Geib and Mrs. Bickerstaff would have been entitled to receive severance payments amounting to approximately $691,580, $438,314 and $333,433, respectively.

      The agreements also provide that an employee may terminate his or her employment following a change in control for good reason, as defined, which includes a failure by the Bank to comply with any material provision of the agreement or the assignment of the employee subsequent to a change in control of the Bank to duties inconsistent with his or her duties prior to the change in control. In such case, the Bank is required to pay as severance to the employee an amount equal to the product of his or her current annual base salary multiplied by the greater of the number of years remaining in the term of employment or the number 2.99. The agreements do not contain any provision restricting the right to compete against the Bank upon termination of employment. The board of directors may, from time to time, extend employment agreements to other senior executive officers.

Profit Sharing Incentive Plan

      The Company maintains a Profit Sharing Incentive Plan ("Profit Sharing Plan") which is designed to provide cash incentive payments to the Company's officers and employees when the Company exceeds certain performance criteria. All of the Company's employees participate in the Profit Sharing Plan. The Profit Sharing Plan provides that the Company will make allocations to a bonus pool provided three performance criteria are satisfied: (1) the Company's return on total stockholders' equity shall exceed an annualized rate of 10.75 percent (the "Target Return"), (2) the Company's one year gap position under the asset liability management policy may not exceed the guidelines established by the board of directors, and (3) the percentage of the Company's loans which are 60 days or more overdue may not exceed 1.5 percent of its total assets. If these criteria are satisfied, a percentage of the Company's profit in excess of the Target Return is allocated to a bonus pool. The percentage of the Company's profit in excess of the Target Return which is allocated to the bonus pool ranges from 90 percent of the first fifteen basis points by which the Company's profit exceeds the Target Return to five percent of any profit greater than 1.35 percent in excess of the Target Return. Awards from the bonus pool are based on each participant's base earnings as a percentage of the total base earnings of all participants, and a weighing factor which recognizes that the Company's senior management, middle management and other employees have varying levels of responsibility for the Company's overall performance. Incentive payments to Messrs. Molnar, Geib and McGill and Mrs. Bickerstaff, for the year ended September 30, 2005 were $44,482, $32,331, $23,264 and $23,481, respectively, and are reflected in the Summary Compensation Table above. The total amount of incentive payments made to all employees of the Bank employees (100 people) who received payments pursuant to the Profit Sharing Plan for the year ended September 30, 2005, including payments to the Company's four executive officers, was $269,136.

Employee Stock Ownership Pension Plan

      The board of directors of the Company and its stockholders have adopted an Employee Stock Ownership Pension Plan ("ESOP"). The trustees of the ESOP are Messrs. Clemens, Meschter and Alderfer. The trustees also serve as the administrators of the ESOP. The trustees hold, invest, reinvest, manage, administer and distribute the assets of the ESOP for the exclusive benefit of participants, retired participants and their beneficiaries in accordance with the terms of the ESOP and the Employee Stock Ownership Trust ("Trust") established pursuant to the ESOP. All of the assets of the ESOP are held in the Trust, which is managed by the trustees. The ESOP is subject to the participation, vesting, fiduciary responsibility, reporting, and disclosure and claims procedure requirements of ERISA. All officers and employees of the Company who work 1,000 hours or more in a plan year, who have attained the age of 21 and have completed 12 months of service may participate in the ESOP.

      In general, the ESOP requires the Company to contribute to the Trust in cash each year an amount which is not less than the amount required to enable the Trust to discharge its current obligations. The Company may make additional contributions in cash, shares of the common stock or other property, which shall be valued at its fair market value, as the Company's board of directors may determine.

      Contributions of the Company in cash and other cash received by the Trust will be applied to pay any current obligations of the Trust incurred for the purchase of common stock, or may be applied to purchase additional shares of common stock from current stockholders or from the Company. The investment policy of the ESOP is to invest primarily in common stock of the Company; however, the ESOP permits the investment of contributions to the ESOP into other assets, including certificates of deposit and securities issued by the U.S. government or its agencies.

      The ESOP requires the Company to pay all costs of administering the ESOP and any similar expenses of the trustees, excluding normal brokerage charges which are included in the costs of stock purchased. All shares of common stock which are allocated to participants' stock accounts shall be voted by the trustees in accordance with instructions from the participants. All unallocated shares of common stock held by the Trust or in a suspense account shall be voted by the trustees.

      Participation in the ESOP terminates as of the anniversary date coinciding with or next following a participant's death, disability or retirement. Upon termination of a participant's employment for any reason other than death, disability or retirement, or upon a break in service, the participant shall have vested rights in a portion of his or her stock and investment accounts based upon the participant's years of credited service at his or her date of termination. A participant is fully vested in his stock and investment accounts after three years of plan participation.

      Vested benefits under the ESOP will normally be distributed in a single distribution as soon as possible following a participant's separation from service. Distribution of benefits under the ESOP may be made in cash or in a combination of shares of common stock and cash.

      The Company's contributions to the ESOP are deductible by the Company to the extent provided by the Code and the ESOP will not be subject to federal income tax on its income and gain. A participant will not be taxed on contributions made by the Company or earnings on such contributions until he receives a distribution under the ESOP.

      During fiscal 2005, the Company contributed $174,812 to the Trust which was allocated to participants' accounts according to the terms of the plan. The amounts allocated to executive officers under the ESOP in fiscal 2005 are included in the Summary Compensation Table above.

401(k) Plan

      The Company maintains the Harleysville Savings 401(k) Plan, a deferred salary savings plan. All officers and employees working 1,000 hours or more in a plan year, who have attained the age of 21 and have completed 12 months of service, may participate in the 401(k) Plan on an optional basis. Under the plan, participants may defer a portion of their salary by payroll deduction. The Company or its subsidiaries make a matching contribution of 50% of the first 6% of the participant's contribution. All contributions are invested via a plan trust. The Company's matching contributions are vested at 100% after three years of service. All contributions are invested via a plan trust at the direction of the participant among several options, including several different mutual funds. Benefit payments normally are made in connection with a participant's retirement. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan. The amount of the matching contributions by the Company under the 401(k) Plan to the executive officers in fiscal 2005 are included in the Summary Compensation Table above.

Employee Stock Purchase Plan

      The board of directors of the Company and its stockholders have adopted the 1995 Employee Stock Purchase Plan (the "Purchase Plan"), which is intended as an incentive to encourage all eligible employees of the Company to acquire stock ownership in the Company through payroll deductions so that they may share in its performance. The Company's stockholders approved adoption of the Purchase Plan at the annual meeting held in January 1996. The Purchase Plan is administered and interpreted by the Human Resources Committee of the board of directors.

      Pursuant to the Purchase Plan, shares of the Company's common stock are offered to employees of the Company in up to two offering periods during which payroll deductions will be accumulated under the Purchase Plan during any calendar year. Any employee of the Company or any parent or subsidiary, including officers whether or not directors of the Company, is eligible to enroll in the Purchase Plan by completing a payroll deduction form provided by the Company. Upon enrollment, an employee shall elect to make contributions to the Purchase Plan by payroll deductions in an aggregate amount not less than 2% nor more than 10% of such employee's total compensation.

      On the first business day of each offering period, the Company grants to each eligible employee who is then a participant in the Purchase Plan an option to purchase on the last business day of such period shares of the common stock at an option price determined by the committee, which shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of the shares on the first business day in an offering period, or (b) the fair market value of the shares on the last business day of such offering period.

      The Company suspended participation in the Purchase Plan in March 2005 and the plan is not currently active.

Indebtedness of Management

      The Bank offers certain loans to its directors, executive officers and employees. It is the belief of management that these loans do not involve more than the normal risk of collectibility. These loans are made on substantially the same terms as those prevailing at the time for comparable transactions with nonaffiliated persons. Directors, executive officers and employees of the Bank receive no discount from the market interest rate for loans made by the Bank. As of September 30, 2005, three of the Company's directors and executive officers had loans outstanding with a balance in excess of $60,000.

                  PROPOSAL TO ADOPT THE 2005 STOCK OPTION PLAN

General

      The board of directors has adopted the 2005 Stock Option Plan which is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Option Plan is also designed to attract and retain qualified directors for the Company. The Option Plan provides for the grant of incentive stock options intended to comply with the requirements of
Section 422 of the Code ("incentive stock options"), and non-incentive or compensatory stock options (collectively "awards"). Awards will be available for grant to officers, key employees and directors of the Company and any subsidiaries, except that non-employee directors will be eligible to receive only awards of non-incentive stock options under the plan.

Description of the Option Plan

      The following description of the Option Plan is a summary of its terms and is qualified in its entirety by reference to the Option Plan, a copy of which is attached hereto as Appendix A.

      Administration. The Option Plan will be administered and interpreted by a committee of the board of directors that is comprised solely of two or more non-employee directors. The members of the committee will initially consist of Messrs. Clemens, Alderfer and Meschter.

      Stock Options. Under the Option Plan, the board of directors or the committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of common stock and when such options become exercisable. The per share exercise price of a stock option shall be at least equal to the fair market value of a share of common stock on the date the option is granted.

      All options granted to participants under the Option Plan shall become vested and exercisable at the rate, and subject to such limitations, as specified by the board of directors or the committee at the time of grant. Notwithstanding the foregoing, no vesting shall occur on or after a participant's employment or service with the Company is terminated for any reason other than his death, disability or retirement. Unless the committee or board of directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full upon a change in control of the Company, as defined in the Option Plan.

      Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the employee's employment or service as a non-employee director terminates, unless extended by the committee or the board of directors at the time of grant to a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted (i) if an employee terminates his employment with the Company as a result of disability or retirement without having fully exercised his options, the optionee shall have one year following his termination due to disability or retirement to exercise such options, and (ii) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one year period following his death, provided no option will be exercisable more than ten years from the date it was granted.

      Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit or one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

      Payment for shares purchased upon the exercise of options may be made either in cash, by certified or cashier's check or, if permitted by the committee or the board, by delivering shares of common stock (including shares acquired pursuant to the exercise of an option) with a fair market value equal to the total option price, by withholding some of the shares of common stock which are being purchased upon exercise of an option, or any combination of the foregoing. To the extent an optionee already owns shares of common stock prior to the exercise of his or her option, such shares could be used (if permitted by committee or the board) as payment for the exercise price of the option. If the fair market value of a share of common stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to acquire a number of shares of common stock upon exercise of the option which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise his or her option in whole or in part and then deliver the shares acquired upon such exercise (if permitted by the committee or the board) as payment for the exercise price of all or part of his options. Again, if the fair market value of a share of common stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (1) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (2) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver common stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares.

      Number of Shares Covered by the Option Plan. A total of 290,000 shares of common stock, which is equal to approximately 7.4% of the issued and outstanding common stock, has been reserved for future issuance pursuant to the Option Plan. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of common stock under the Option Plan, the number of shares to which any award relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding or such capital adjustment.

      Amendment and Termination of the Option Plan. The board of directors may at any time terminate or amend the Option Plan with respect to any shares of common stock as to which awards have not been granted, subject to any required stockholder approval or any stockholder approval which the board may deem to be advisable. The board of directors may not, without the consent of the holder of an award, alter or impair any award previously granted or awarded under the Option Plan except as specifically authorized by the plan.

      Unless sooner terminated, the Option Plan shall continue in effect for a period of ten years from September 21, 2005, the date that the Option Plan was adopted by the board of directors. Termination of the Option Plan shall not affect any previously granted awards.

      Awards to be Granted. The Company has not made any determination as to the timing or recipients of grants of awards under the Option Plan.

      Awards Granted or Available Under Existing Plans. As of September 30, 2005, options to purchase 169,033 shares of common stock were issued and outstanding under the Company's existing stock option plans and 54,859 shares remained available for grant under such plans.

      Federal Income Tax Consequences. Set forth below is a summary of the federal income tax consequences under the Internal Revenue Code relating to awards which may be granted under the Option Plan.

      No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

      If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arm's length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

      An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or permanent and total disability of the optionee. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.

      No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the Option Plan. Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held. In general, common stock issued upon exercise of an option granted under the Option Plan will be transferable and not subject to a risk of forfeiture at the time issued.

      Section 162(m) of the Internal Revenue Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-held corporation to its chief executive officer or any of the four other most highly-compensated executive officers. Compensation that qualifies as "qualified performance-based" compensation is not subject to the $1.0 million limit. The Option Plan has been structured to permit awards and payments that will satisfy the requirements applicable to "qualified performance-based" compensation.

      The above description of tax consequences under federal income tax law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

      Accounting Treatment. Historically, option grants made to employees under the Company's stock compensation plans have not resulted in any charge to earnings. However, the Company has disclosed in footnotes and pro-forma statements to its consolidated financial statements the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. However, beginning in the fiscal year ending September 30, 2006, the Company will be required under Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment" to record as a charge to earnings the fair value of options granted. The level of expense is determined based on a valuation model that requires that we make assumptions regarding, among other things, the life of the options, forfeitures and the volatility of our stock. Therefore, the level of expense will depend on assumptions at the time the options are granted to plan participants.

      Stockholder Approval. No awards will be granted under the Option Plan unless the plan is approved by stockholders. Stockholder ratification of the Option Plan will satisfy listing requirements of the Nasdaq Stock Market and certain federal tax requirements applicable to incentive stock options under the Code.

      The Board of Directors recommends that stockholders vote FOR adoption of the 2005 Stock Option Plan.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the board of directors of the Company has appointed Deloitte & Touche LLP independent registered public accounting firm, to perform the audit of the Company's financial statements for the year ending September 30, 2006, and further directed that the selection of independent registered public accounting firm be submitted for ratification by the stockholders at the annual meeting.

      The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accounting firm and clients. Deloitte & Touche LLP will have one or more representatives at the Annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

      The board of directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal 2006.

                      STOCKHOLDER PROPOSALS AND STOCKHOLDER
                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in January 2007, must be received at the principal executive offices of the Company, 271 Main Street, Harleysville, Pennsylvania 19438, Attention: Marian Bickerstaff, Senior Vice President and Secretary, no later than August 18, 2006. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

      Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 of the Exchange Act may be brought before an annual meeting pursuant to the Company's Bylaws, which provides that business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, or
(b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. To be timely with respect to the next annual meeting of stockholders of the Company, a stockholders notice must be received by the Company no later than September 17, 2006.

      The board of directors of the Company has adopted a process by which stockholders may communicate directly with members of the board. Stockholders who wish to communicate with the board may do so by sending written communications addressed to the Board of Directors, c/o Marian Bickerstaff, Senior Vice President and Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438.

                                 ANNUAL REPORTS

      A copy of the Company's annual report to Stockholders for the year ended September 30, 2005 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

      Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended September 30, 2005 required to be filed with the Securities and Exchange Commission under the Exchange Act. Such written requests should be directed to Marian Bickerstaff, Senior Vice President and Secretary,
Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438. The Form 10-K is not part of the proxy solicitation materials.


                                  OTHER MATTERS

      Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

      The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                      APPENDIX A


                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
                             2005 STOCK OPTION PLAN


                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

      Harleysville Savings Financial Corporation (the "Corporation") hereby establishes this 2005 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                   ARTICLE II
                               PURPOSE OF THE PLAN

      The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.


                                   ARTICLE III
                                   DEFINITIONS

      3.01  "Award" means an Option granted pursuant to the terms of this Plan.

      3.02 "Bank" means Harleysville Savings Bank, the wholly owned subsidiary of the Corporation.

      3.03  "Board" means the Board of Directors of the Corporation.

      3.04 "Change in Control of the Corporation" shall mean a change in the ownership of the Corporation, a change in the effective control of the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation as provided under Section 409A of the Code, as amended from time to time, and any Internal Revenue Service guidance, including Notice 2005-1, and regulations issued in connection with Section 409A of the Code.

      3.05  "Code" means the Internal Revenue Code of 1986, as amended.

      3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof each of whom shall be a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto and within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

      3.07 "Common Stock" means shares of the common stock, $.10 par value per share, of the Corporation.

      3.08 "Disability" shall mean that the holder of an Award (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation.

      3.09 "Effective Date" means the day upon which the Board approves this Plan.

      3.10 "Employee" means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

      3.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      3.12 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, then the Fair Market Value shall be determined in accordance with the regulations issued under Section 409A of the Code.

      3.13 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

      3.14  "Non-Employee  Director"  means   a  member  of  the  Board  of  the
Corporation or Board of Directors of the Bank who is not an Officer or Employee of the Corporation or any Subsidiary Company.

      3.15 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

      3.16 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

      3.17 "Option" means a right granted under this Plan to purchase Common Stock.

      3.18 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

      3.19 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Corporation or a Subsidiary Corporation, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's pension benefit plan, if such individual were a participant in that plan.

      3.20 "Subsidiary Companies" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Option in question.


                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

      4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the

Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

      4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

      4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Articles of Incorporation and Bylaws or the Bank's Charter and Bylaws shall terminate as of the effective date of such removal.

      4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      4.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

      4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


                                    ARTICLE V
                                   ELIGIBILITY

      Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options.


                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

      6.01 Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be 290,000. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

      6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.


                                   ARTICLE VII
                                DETERMINATION OF
                         AWARDS, NUMBER OF SHARES, ETC.

      7.01 Determination of Awards. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option, and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each Optionee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.

      7.02 Maximum Awards to any Person. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Awards may be granted to any individual in any calendar year shall be 50,000.


                                  ARTICLE VIII
                                     OPTIONS

      Each Option granted hereunder shall be on the following terms and conditions:

      8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

      8.02  Option Exercise Price.

            (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

            (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

      8.03  Vesting and Exercise of Options.

            (a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Employee's employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability, Retirement or a Change in Control of the Corporation. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

            (b) Accelerated Vesting. Unless the Committee or Board shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director because of his death, Disability or Retirement. In addition, all outstanding Options shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Corporation.

      8.04  Duration of Options.

            (a) General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Employee or Non-Employee Director ceases to be employed by or serve the Corporation and all Subsidiary Companies, or any successor thereto, unless the Board or the Committee in its discretion decides at the time of grant to extend such period of exercise upon termination of employment or service to a period not exceeding five (5) years.

            (b) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options.

      Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control of the Corporation without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term of the Option from the date of grant.

      If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

      In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

      8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

      8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

      8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing.

      8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

      8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this
Section 8.09.

            (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

            (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section
8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

            (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

      The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards granted to a person in any calendar year, and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.


                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

      The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein. Notwithstanding any other provision of the Plan to the contrary, in the event that the Board determines, after a review of
Section 409A of the Code and all applicable Internal Revenue Service guidance, that the Plan or any provision thereof or any Award is subject to Section 409A of the Code, the Board may amend the Plan or the Award to make any changes required for it to comply with Section 409A of the Code.


                                   ARTICLE XI
                          EMPLOYMENT AND SERVICE RIGHTS

      Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.


                                   ARTICLE XII
                                   WITHHOLDING

      12.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

      12.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously-owned shares of Common Stock or other property.

                                  ARTICLE XIII
                        EFFECTIVE DATE OF THE PLAN; TERM

      13.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Corporation and no later than the date of termination of the Plan, provided that this Plan is approved by stockholders of the Corporation pursuant to Article XIV hereof.

      13.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.


                                   ARTICLE XIV
                              STOCKHOLDER APPROVAL

      The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the National Association of Securities Dealers, Inc. for quotation of the Common Stock on the Nasdaq Stock Market's National Market.


                                   ARTICLE XV
                                  MISCELLANEOUS

      15.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

      15.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION          REVOCABLE PROXY
HARLEYSVILLE, PENNSYLVANIA

      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARLEYSVILLE SAVINGS FINANCIAL CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 25, 2006 AND AT ANY ADJOURNMENT THEREOF.

      The undersigned, being a stockholder of Harleysville Savings Financial Corporation (the "Company"), hereby appoints the Board of Directors, or any successors in their respective positions, as proxy, with full powers of substitution, and hereby authorizes the Board to represent and vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on December 2, 2005 at the Annual Meeting of Stockholders to be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on January 25, 2006 at 9:30 a.m., local time, or any adjournment thereof.

1.    ELECTION OF DIRECTORS:

      Nominees for a three year term: David J. Friesen, George W. Meschter and James L. Rittenhouse

      FOR all nominees listed above            WITHHOLD AUTHORITY (to
      (except as marked to the                 vote for all nominees
      contrary below)  [_]                     listed above)   [_]

INSTRUCTIONS: To withhold authority to vote for any one or more individual nominee, write the name of such nominee(s) in the space provided below:

-------------------------------------------------------------------------------


2.    Proposal to approve the Company's 2005 Stock Option Plan.

      [_] FOR                       [_] AGAINST                  [_] ABSTAIN

3.    Proposal to ratify the  appointment  of Deloitte & Touche as the Company's
      independent   registered  public  accounting  firm  for  the  year  ending
      September 30, 2006.

      [_] FOR                       [_] AGAINST                  [_] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting as described in the accompanying Proxy Statement.

      If not otherwise specified, this proxy will be voted FOR the election of the Board of Directors' nominees to the Board of Directors named in proposal 1, FOR approval of the Company's 2005 Stock Option Plan in proposal 2, FOR ratification of the independent registered public accounting firm in proposal 3 and otherwise at the discretion of the proxies. In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting and upon such other business as may properly come before this meeting. This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

                                        The  undersigned   hereby   acknowledges
                                        receipt of a Notice of Annual Meeting of
                                        Stockholders  of  Harleysville   Savings
                                        Financial Corporation, to be held on January 25, 2006, or any adjournment thereof, and a Proxy Statement for the Annual Meeting, prior to the signing of this proxy.

                                        Date:
                                             -----------------------------------
                                        Signature:
                                                  ------------------------------
                                        Signature:
                                                  ------------------------------

                                        Please sign exactly as your name(s) appear(s) on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, both should sign.

                                        PLEASE MARK,  SIGN,  DATE AND RETURN THE
                                        PROXY CARD  PROMPTLY  USING THE ENCLOSED
                                        ENVELOPE.